SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2009

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17859	02-0430695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Main Street, Newport, New Hampshire	03773
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 863-0886

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Item 3.02     Unregistered Sales of Equity Securities.

Item 3.03     Material Modification to Rights of Security Holders.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2009, as part of the Capital Purchase Program established by the U.S. Department of the Treasury (“Treasury”) under the Emergency Economic Stabilization Act of 2008 (the “EESA”), New Hampshire Thrift Bancshares, Inc. (the “Company” or the “Registrant”) entered into a Letter Agreement (including the Securities Purchase Agreement—Standard Terms incorporated by reference therein, the “Purchase Agreement”) with Treasury pursuant to which the Company issued and sold to Treasury (i) 10,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, having a liquidation preference of $1,000 per share (the “Series A Preferred Stock”) and (ii) a ten-year warrant to purchase up to 184,275 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an initial exercise price of $8.14 per share (the “Warrant”), for an aggregate purchase price of $10 million in cash. All of the proceeds from the sale of the Series A Preferred Stock will be treated as Tier 1 capital for regulatory purposes.

Cumulative dividends on the Series A Preferred Stock will accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter, but will be paid only when declared by the Company’s Board of Directors. The Series A Preferred Stock has no maturity date and ranks senior to the Common Stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company.

The Series A Preferred Stock generally is non-voting, other than class voting on certain matters that could adversely affect the Series A Preferred Stock. If dividends on the Series A Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more, whether consecutive or not, the Company’s authorized number of directors will be automatically increased by two and the holders of the Series A Preferred Stock, voting together with the holders of any then outstanding voting parity stock, will have the right to elect those directors at the Company’s next annual meeting of shareholders or at a special meeting of shareholders called for that purpose. These two directors will be elected annually and will serve until all accrued and unpaid dividends on the Series A Preferred Stock have been paid.

The Company may redeem the Series A Preferred Stock after February 15, 2012. Prior to this date, the Company may redeem the Series A Preferred Stock if (i) the Company has raised aggregate gross proceeds in one or more Qualified Equity Offerings (as defined in the Purchase Agreement and set forth below) in excess of $2.5 million and (ii) the aggregate redemption price does not exceed the aggregate net cash proceeds from such Qualified Equity Offerings. Any redemption is subject to the consent of the Office of Thrift Supervision.

The Purchase Agreement defines a “Qualified Equity Offering” to mean the sale and issuance for cash by the Company, to persons other than the Company or any Company subsidiary after the closing, of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Company at the time of issuance under the applicable risk-based capital guidelines of the Office of Thrift Supervision (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).

Prior to January 16, 2012, unless the Company has redeemed the Series A Preferred Stock or Treasury has transferred the Series A Preferred Stock to a third party, the consent of Treasury will be required for the Company to (1) increase its Common Stock dividend or (2) redeem, purchase or acquire any shares of our Common Stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement.

The Warrant is immediately exercisable. In the event the Company completes one or more Qualified Equity Offerings on or prior to December 31, 2009 that result in the Company receiving aggregate gross proceeds of not less than $10 million, the number of the shares of Common Stock underlying the portion of the Warrant then held by Treasury will be reduced by one-half of the shares of Common Stock originally covered by the Warrant. Pursuant to the Purchase Agreement, Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

The Series A Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company has agreed to register the resale or secondary offering of the Series A Preferred Stock, the Warrant and the shares of Common Stock issuable upon exercise of the Warrant (the “Warrant Shares”) as soon as practicable after the date of the issuance of the Series A Preferred Stock and the Warrant. Neither the Series A Preferred Stock nor the Warrant are subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of (i) the date on which the Company has received aggregate gross proceeds of not less than $10 million from one or more Qualified Equity Offerings and (ii) December 31, 2009.

Pursuant to the terms of the Purchase Agreement, the Company agreed that, until such time as Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement or the Warrant, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of EESA as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the date of issuance of the Series A Preferred Stock and the Warrant, and has agreed to not adopt any benefit plans with respect to, or which covers, its senior executive officers that do not comply with the EESA. Additionally, each of Stephen W. Ensign, Stephen R. Theroux, William J. McIver, Sharon L. Whitaker and Scott W. Laughinghouse (each a “Senior Executive Officer”), executed waivers and consents voluntarily waiving any claim against Treasury or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulation issued by Treasury under the Capital Purchase Program as published in the Federal Register on October 20, 2008, acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) as they relate to the period Treasury holds any equity or debt securities of the Company acquired through the Capital Purchase Program and consenting to the foregoing amendments.

Copies of the Purchase Agreement, the Warrant, the Certificate of Designations with respect to the Series A Preferred Stock and the form of the Specimen Stock Certificate for the Series A Preferred Stock are included as exhibits to this Report on Form 8-K and are incorporated by reference into these Items 1.01, 3.02, 3.03, 5.02 and 5.03. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 15, 2009, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations to designate the Series A Preferred Stock and to specify the preferences, rights, qualifications, limitations and restrictions of the Series A Preferred Stock. A copy of the Certificate of Designations is included as an exhibit to this Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed as part of this Current Report on Form 8-K:

3.1	Certificate of Designations for the Series A Preferred Stock.

4.1	Form of Specimen Stock Certificate for the Series A Preferred Stock.

4.2	Warrant to purchase shares of Common Stock.

10.1	Letter Agreement, dated January 16, 2009, between New Hampshire Thrift Bancshares, Inc. and the United States Department of the Treasury, and the Securities Purchase Agreement – Standard Terms attached thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

Date: January 22, 2009	By:	/s/ Stephen R. Theroux
Name: Stephen R. Theroux
Title: President and Chief Financial Officer

EXHIBIT INDEX

3.1	Certificate of Designations for the Series A Preferred Stock.

4.1	Form of Specimen Stock Certificate for the Series A Preferred Stock.

4.2	Warrant to purchase shares of Common Stock.

10.1	Letter Agreement, dated January 16, 2009, between New Hampshire Thrift Bancshares, Inc. and the United States Department of the Treasury, and the Securities Purchase Agreement – Standard Terms attached thereto.